EXHIBIT 10.03

                        RESTRICTED STOCK AWARD AGREEMENT
                            UNDER THE J. BAKER, INC.
                           1994 EQUITY INCENTIVE PLAN



Name of Grantee:                    Stuart M. Glasser
No. of Shares:                      50,000
Purchase Price Per Share:           $10.18

Grant Date:                         July 8, 1998
Final
Acceptance Date:                    July 8, 1998

     Pursuant to the J. Baker, Inc. 1994 Equity Incentive Plan (the "Plan") as amended through the date hereof, J. Baker, Inc. (the "Company") hereby grants a performance based Restricted Stock Award (an "Award") to Stuart M. Glasser (the "Grantee"). Upon acceptance of this Award, Grantee shall receive the number of shares of Common Stock, par value $.50 per share (the "Stock") of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan, and the Performance Share Award Agreement dated as of September 15, 1997 shall be terminated and be of no further force or effect.

         1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) making payment to the Company by certified or bank check or other instrument acceptable to the Compensation Committee of the Board of Directors of the Company of the Purchase Price per Share times the number of shares to be accepted, and (ii) signing and delivering to the Company a copy of this Award Agreement. Upon acceptance of this Award by the Grantee, certificates evidencing the shares of Restricted Stock so accepted shall be issued and delivered to the Grantee, and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

         2.       Restrictions and Conditions.

                  (a) Certificates evidencing the shares of Restricted Stock granted shall bear an appropriate legend, as determined by the Compensation Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

                  (b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

                  (c) The restrictions of this Award are performance based and linked to certain stock price appreciation criteria, as follows: If the twenty
(20) day average trading price of the Company's Common Stock culminating on the Vesting Date is not $15.00 per share or higher, the Company shall have the right, at the discretion of the Compensation Committee, to repurchase such number of shares set forth on Schedule A from the Grantee or the Grantee's legal representative at the lower of their purchase price or the fair market value of such shares on the Vesting Date. The Company must exercise such right of repurchase or forfeiture by written notice to the Grantee or the Grantee's legal representative not later than sixty (60) days following the Vesting Date.

         3. Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on September 15, 1999 or on September 15, 2000 (the "Vesting Date") as the Grantee, in his sole discretion, may select by giving written notice to the Company no later than sixty (60) days prior to September 15, 1999.

         Subsequent to such Vesting Date, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. In the event of a Change of Control of the Company as defined in Section 13 of the Plan, any restrictions and conditions on shares of Stock subject to this Award shall be deemed waived by the Compensation Committee, and such shares shall automatically become fully vested.

         4. Dividends. Dividends on Shares of Restricted Stock shall be paid currently to the Grantee.

         5. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

         6. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

         7. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Compensation Committee for payment of any Federal, state and local taxes required by law to be withheld or account of such taxable event. The Grantee may elect to have such tax withholding obligation satisfied, in whole or in part, by
(i)  authorizing  the Company to withhold from shares of Stock to be issued,  or
(ii) transferring to the Company, a number of shares of Stock with an aggregate fair market value that would satisfy the withholding amount due.

         8. Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee shall, within thirty (30) days following the acceptance of this Award as provided in Paragraph 1 hereof, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code.

         9.       Miscellaneous.

                  (a) Notice  hereunder  shall be given  to the  Company  at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

                  (b) This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

                  (c) Pursuant  to  Section  11 of  the  Plan  the  Compensation
                      Committee may at any time amend or cancel any portion of this Award, but no such action may be taken which adversely affects the Grantee's rights under this Agreement without Grantee's consent.


                                                 J. BAKER, INC.
                                                 By: /s/ Alan I. Weinstein
                                                 President and
                                                 Chief Executive Officer


         The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated: July 8, 1998                              /s/ Stuart M. Glasser
      -------------                              ---------------------
                                                 Grantee's Signature

                                                 Grantee's Name and Address:

                                                 Stuart M. Glasser

                                                 318 Beacon Street

                                                 Boston, MA  02116